As filed with the Securities and Exchange Commission on March 23, 2000.

                                                  Registration No. 333-_______
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                    FORM S-3

                             REGISTRATION STATEMENT
                                      UNDER
                          THE SECURITIES ACT OF 1933

                          M. H. MEYERSON & CO., INC.
           ---------------------------------------------------------
            (Exact name of registrant as specified in its charter)

              New Jersey                                13-1924455
        ---------------------------                  ------------------
       (State or other jurisdiction                 (I.R.S. Employer
  of incorporation or organization)                 Identification Number)


  Newport Tower, 525 Washington Boulevard
  Jersey City, NJ 07310                                      07310
  ---------------------------------------            --------------------
 (Address of Principal Executive Offices)           (Zip Code)

                               Edward I. Tishelman
                            c/o Hartman & Craven LLP
                                 460 Park Avenue
                            New York, New York 10022
                  --------------------------------------------
                     (Name and address of agent for service)

                                 (212) 753-7500
          -------------------------------------------------------------
          (Telephone number, including area code, of agent for service)

                                    Copy to:

                               Joel I. Frank, Esq.
                              Hartman & Craven LLP
                                 460 Park Avenue
                            New York, New York 10022
                                 (212) 753-7500

      Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

      If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment Plans, please check the following box. [ ]

      If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment Plans, check the following box. [X]

      If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

      If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.[ ]

      If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                         CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------------
                                     Proposed
  Title of each class                maximum     Proposed
  of                                 offering    maximum
  securities                         price       aggregate   Amount of
  to be           Amount to be       per         offering    registration
  registered      registered         share (1)   price       fee

--------------------------------------------------------------------------------

Common
Stock, par value
$.01 per share    310,000 shares     $5.61       $1,739,100  $459.12
--------------------------------------------------------------------------------


(1) Estimated solely for the purpose of computing the amount of the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, on the basis of the average of the high and low sale prices reported on the Nasdaq National Market on March 20, 2000.

   The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

================================================================================

                            M.H. MEYERSON & CO., INC.

                                   PROSPECTUS

                                310,000 SHARES OF

                                  COMMON STOCK

   This Prospectus relates to an offering from time to time of up to 310,000 shares of common stock of M.H. MEYERSON & CO., INC. The selling shareholders identified in this prospectus (or their respective pledgees, donees, transferees or other successors in interest that receive such shares as a gift, partnership distribution or other non-sale related transfer) are offering all of the shares to be sold in this offering. The selling shareholders acquired the shares on June 4, 1999, June 7, 1999 and October 26, 1999 by gift from Martin H. Meyerson, the Chairman and Chief Executive Officer of M.H. MEYERSON & CO., INC.

   We will not receive any of the proceeds from the sale of the shares by the selling shareholders. We will pay the expenses of registration of the shares which may be offered by this prospectus.

   The shares covered under the registration statement of which this prospectus is a part may be offered for sale from time to time by or for the account of the selling shareholders, or their pledgees, donees, transferees or other successors in interest, in the open market, on the Nasdaq National Market or on one or more exchanges on which the shares are then listed, in privately negotiated transactions, in an underwritten offering, in a combination of such methods, or by any other legally available means, at market prices prevailing at the time of such sale, at prices related to such prevailing market prices, at negotiated prices or at fixed prices. The shares are intended to be sold through one or more broker-dealers or directly to purchasers. Such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the selling shareholders, their successors in interest and/or the purchasers of the shares for whom such broker-dealers may act as agent or to whom they may sell as principal, or both (which compensation as to a particular broker-dealer may be in excess of customary commissions). The selling shareholders, their successors in interest and/or any broker-dealers acting in connection with the sale of the shares hereunder may be deemed to be underwriters within the meaning of Section 2(11) of the Securities Act, and any commissions or other compensation received by them and any profits realized by them on the resale of the shares as principals may be deemed underwriting compensation under the Securities Act. We may act as a broker-dealer for the selling shareholders in selling any of the shares offered by this prospectus.

   Our common stock is traded on the Nasdaq National Market under the symbol MHMY. On March 20, 2000, the closing price of our common stock as reported on the Nasdaq National Market was $5.56.

                   ------------------------------------------

   Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

               The date of this Prospectus is March ____, 2000.

                              AVAILABLE INFORMATION

   We have filed with the SEC the registration statement on form S-3 under the Securities Act with respect to the common stock offered hereby. This prospectus, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement and the exhibits filed therewith, certain portions of which have been omitted as permitted by the rules and regulations of the SEC. For further information with respect to our company and the securities offered hereby, reference is hereby made to the registration statement and to the exhibits filed as a part thereof. Statements contained in this prospectus regarding the content of any contract or other document referred to are not necessarily complete. In each instance, we refer you to the copy of such contract or other document filed as an exhibit to the registration statement, and each such statement is hereby qualified in its entirety by such reference. The registration statement, including all exhibits thereto, may be inspected without charge at the principal office of the SEC at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the commission's regional offices located at Seven World Trade Center, Suite 1300, New York, New York 10048 and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such materials may also be obtained from the Public Reference Section of the commission at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, upon the payment of prescribed fees. In addition, registration statements and certain other filings made with the commission through its Electronic Data Gathering, Analysis and Retrieval systems are publicly available through the commission's site on the World Wide Web located at http://www.sec.gov. The registration statement, including all exhibits and schedules thereto and amendments thereof, has been filed with the commission through the Electronic Data Gathering, Analysis and Retrieval system.

                   ------------------------------------------

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

   The commission allows us to "incorporate by reference" the information we file with the commission. This permits us to disclose important information to you by referencing these filed documents. We incorporate by reference in this prospectus the following documents which have been filed with the commission:

   (1) our Annual Report on Form 10-K for the year ended January 31, 1999;

   (2) our Quarterly Report on Form 10-Q for the quarters ended April 30, 1999, July 31, 1999 and October 31, 1999; and

   (3) the description of the common stock contained in our registration statement on Form 8-A dated March 15, 1994.

   We incorporate by reference all documents filed pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and prior to the termination of this offering.

   We will promptly provide without charge to you, upon written or oral request, a copy of any or all of the documents incorporated by reference in this prospectus, other than exhibits to such documents, unless such exhibits are specifically incorporated by reference in such documents. Requests should be directed to M.H. MEYERSON & CO., INC., Att: Secretary, Newport Tower, 525 Washington Boulevard, Jersey City, New Jersey, telephone number 201-459-9500.

   Unless otherwise indicated, references to "we", "us" and "our" refer to M.H. MEYERSON & CO., INC., a New Jersey corporation, and its subsidiaries. Our common stock, par value $.01 per share, is referred to in this prospectus as the "common stock."

                           Forward Looking Statements

   Some of the statements in this prospectus discuss future expectations or state other "forward-looking" information. Those statements are subject to known and unknown risks, uncertainties and other factors that could cause our actual results to differ materially from those contemplated by the statements. Factors that might cause such a difference include, by are not limited to, general economic conditions and market conditions, including fluctuations in volume and price levels of securities, changes in levels of interest rates and demand for our investment banking services. All of these factors have an impact on our net gain from securities transactions, underwriting, and commission revenues. In periods of reduced market activity, profitability can be adversely affected because certain expenses, consisting primarily of non-officer compensation and benefits, communications and occupancy charge and equipment costs remain relatively fixed.

                                  RISK FACTORS

   You should carefully consider the risks described below before making an investment decision. The risks and uncertainties described below may not be the only ones we will face. Additional risks and uncertainties not presently known to us or that we currently deem not material may also impair our business operations. If any of the following risks actually occur, our business, financial condition or results of operations could be materially adversely affected.

Volatility in securities markets, particularly declining securities prices, may adversely affect our revenues.

   Our revenues are likely to be lower during periods of declining securities prices or securities market inactivity in the sectors on which we focus, which generally are the small capitalization companies. For example, in the late fall of 1998, when securities prices plummeted, our revenues and profitability were materially and adversely affected. The six month period following these events reflected a substantial rebound in pricing and volume in the securities markets and helped us to achieve record revenues and significant profitability. This fluctuation in our results, which has often been linked to general conditions in the securities markets, must be considered a risk of investment in our shares.

We face substantial competition which could adversely affect our future results.

   We compete directly with many other firms, including competitors which are larger and have greater financial and other resources. These competitors may be able to expend greater amounts in marketing campaigns, promotional materials, providing auxiliary brokerage and financial services and securing personnel. In addition, the recent financial success of the number of firms in the securities field has led the competition to intensify with new entrants, including those focusing on providing online and other brokerage and financial, insurance, mortgage and banking services.

Securities regulation imposes significant and potentially burdensome obligations upon us and other brokerage firms as a cost of business.

   The securities industry in the United States is subject to extensive regulation under both federal and state laws. In addition, the SEC, the NASD, other self regulatory organizations, such as the various stock exchanges, and other regulatory bodies, such as state securities commissions, require strict compliance with their rules and regulations. As a matter of public policy, regulatory bodies are charged with safeguarding the integrity of the securities and other financial markets and with protecting the interests of clients participating in those markets, and not with protecting the interests of our stockholders. Broker-dealers are subject to regulations covering all aspects of the securities business, including sales methods, trade practices among broker-dealers, use and safekeeping of clients' funds and securities, capital structure, record keeping and the conduct of directors, officers and employees. If we fail to comply with any of these laws, rules or regulations we could be censured, fined, issued a cease-and-desist order or we or our officers and employees could be suspended or expelled, any of which could have a material adverse effect on our business, financial condition and operating results.

The conversion to decimalization in securities quotations could adversely affect profitability in our trading activities.

   A substantial portion of our revenues and profitability have historically emanated from our market making and trading activities, particularly in the small and micro-cap fields. The SEC has recently promulgated rules that will require a shift from the traditional method of quoting securities in fractions of a dollar and has required, commencing with the summer of 2000, that securities be quoted in decimals. This is likely to result in spreads between the bid and asked price of one or several cents rather than the larger spreads which are more traditional. The narrowing of spreads, particularly in the small and micro-cap securities markets, may impose pressure on profitability of market markers in these securities. One possible yet indeterminable countervailing factor is that the narrowing of spreads is believed, by some commentators, to encourage investors to participate more actively in the markets for these lower capitalized securities and will thereby increase volume and potential profits to be derived from trading in these securities; however, this remains speculative and will either be borne out or contradicted over time as the securities markets develop experience in the course of decimalization.

Our business subjects us to numerous risks of litigation.

   We may be subject to legal proceedings and claims associated with out business including arbitration and other disputes with customers. In addition, we previously announced that a class action has been instituted against Optomedic Medical Technologies Ltd. ("Optomedic"), an executive officer of Optomedic and against us in connection with an underwriting in June 1998 of Optomedic securities by us. The action is in a very preliminary stage, and the time for us to respond to plaintiffs' complaint has not yet occurred. We and our attorneys believe that plaintiffs have filed a deficient pleading but have been advised that plaintiffs are in the process of filing an amended pleading.

                                   THE COMPANY

   Our Company, founded in 1960, is a registered securities broker-dealer and member of the NASD. We are a full service financial and investment banking firm which we regard as organized, for functional purposes, in eight (8) operational divisions:

   1. Wholesale Trading and Market Making - Here we engage in buying and selling securities on behalf of our own trading accounts, usually with other dealers on the other side of a transaction. In market making transactions, we stand ready to buy or sell a particular security at a price quoted by us. As of March 1, 2000, we were market makers in approximately 3,300 securities. We are a significant market maker in NASDAQ and bulletin board securities; these trading activities have historically accounted for the largest part of our revenues.

       We employ approximately 38 securities traders and 40 assistant traders and correspondent service professionals in this division. We incentivize our traders by structuring their compensation to accord them with a sliding scale percentage of trading profits or losses from their trading accounts, after deduction of general expenses. Our management and compliance personnel supervise these trading activities and require the maintenance of reserves and trading position limits by these personnel so as to attempt to mitigate trading losses. In so doing, we are in rigorous compliance with NASDAQ and other regulatory requirements as well as the traditional standards of commercial honor in conducting the brokerage business.

   2. Correspondent Services - We provide execution services, primarily to retail service firms and other customers, who wish to use our expertise to enable them to purchase or sell securities on behalf of their retail customers. Among our clients are large retail firms, discount securities brokers, banks and financial institutions. We provide timely execution of customer orders for these clients at very competitive costs.

   3. Retail Securities Services - We have approximately 14,500 retail customer accounts which we service through 52 licensed registered representatives, of whom 25 also hold higher licenses as registered securities principals. Our clients consist of individuals and institutions, many of whom are sophisticated securities investors and who have maintained their accounts with us for a lengthy period of time. Our retail customer accounts are carried on a "fully disclosed " basis by Bear, Stearns Securities Corp., member of the New York and other principal stock exchanges, pursuant to a clearing agreement.

   4. Institutional Sales - Our institutional sales division maintains accounts with hundreds of investment and mutual funds, foreign and domestic banks, investment trusts and other institutional investment vehicles. These institutional clients are serviced by six of our sales, investment and research staff.

   5. Investment Banking - We have long focused our efforts in the investment banking sector, where we assist small growing companies in the structure and planning of their business activities and their capital-raising plans. Our 10 investment banking professionals bring vast experience to the evaluation of developmental and growth companies who, in our judgment, have the potential, through business, management, proprietary assets and other factors, to become successful public enterprises. Among our activities in this field, we assist early capital formation by way of private placements of equity securities, and assist more mature enterprises in the structuring of public offerings. We bring value to these clients by assisting their business plans, growth strategies, and expansion potential while also identifying and advising them as to strategic alliances, mergers, acquisitions and divestitures.

       Since 1990, we have managed or co-managed 30 initial public offerings and secondary offerings and acted as placement agent for over 20 private placements of securities, thereby raising for our clients more than $460,000,000.00 for their capital formation activities. We favor small companies in fields offering rapid potential growth, such as computer software, electronic commerce, medical products and pharmaceuticals.

       Our investment banking division also prepares and disseminates research reports on publicly traded companies which we believe present special opportunities for purchase and investment by our clients and others.

   6. Fixed Income - Since 1997, we acted as manager or co-manager for various offerings of municipal bonds raising approximately $140,000,000 for state and local entities. We also acted as participants in selling groups, which increases our ability to offer this type of investment to our clients. Our fixed income department, comprised of 13 professionals, also advises clients on investments in municipal, government and corporate bonds.

   7. Syndicate - These activities have resulted in our being included in approximately 197 equity underwritings since 1990. These are in addition to equity offerings we have managed as underwriter or co-underwriter in that time period. By virtue of participating in these syndicates and underwriting activities, we are able to offer our institutional and retail clients the ability to participate in these placements of what we view as highly attractive offerings.

   8. Emeyerson.com Electronic Trading Subsidiary - On January 29, 1999, we organized our Emeyerson.com Inc. subsidiary ("Emeyerson"). At this date, we own approximately 65% of this subsidiary, and have raised approximately $950,000 by private placements of its stock, to point it to the commencement of business. We are presently engaged in raising additional private capital for this enterprise, which will prepare it for the commencement of its active business, although it will further dilute our ownership interest. Emeyerson received its broker-dealer registration clearance from the SEC on May 11, 1999 and its NASD membership application was approved in January 2000. We are also preparing to register Emeyerson as a broker-dealer in substantially all of the states. While the early stages of Emeyerson's development are being actively assisted by us and our personnel, Emeyerson has begun to hire its own full-time executive and financial management, for commencement of its activities as a retail online brokerage company. Emeyerson has licensed from TradinGear.com., Inc. ("TG"), a privately held company providing on-line electronic securities brokerage systems and related technology services, its fully automated transaction system. This allows broker-dealers and institutional clients to access market information and execution services, via the Internet, Intranets, Extranets, VPN, ISP's and direct modem access. Emeyerson has an exclusive license agreement with TG for its e-Brokerage Suite(TM) software and expects to sublicense it to interested financial institutions on a business to business platform. Emeyerson has also entered into a clearing agreement with Investec Ernst & Company, an international diversified financial services organization with offices in 15 countries, specializing in corporate and investment banking, asset management, securities trading and private banking. Both TG and Investec have an approximately 10% ownership position in Emeyerson and Emeyerson owns 5% of TG's stock.

Corporate Strategy

   As we enter our fortieth anniversary year of investment banking, our goal and strategy is to maintain our historic strengths in market making, investment banking and capital formation activities while expanding our product base and capabilities, on a well planned and controlled scale. We plan to do this by:

o Utilizing the latest electronic trading and information technology. We have increased our trading and access to markets and information to meet the new trading rules. We have, among other thing, linked a number of automated trading systems to our arsenal, such as Selectnet, Redi, Instinet and other electronic communications networks, and the automated ticketless Brass trading program. The Brass system, which, in effect, makes trading "paperless", enhances the ability of our traders to focus on market conditions by eliminating the prior administrative burden incumbent in trading. The Selectnet, Redi and Instinet networks link us with trading partners throughout the United States, including other brokerage firms, block trading desks and specialists on the regional exchanges. These systems provide us with access into every major securities exchange on a worldwide basis. We also employ the Autex electronic volume monitoring system, which permits us to determine our overall volume of trading as well as our relative trading volume in a specific security. During Calendar 1999, Autex reported that we ranked 15th in total market making volume in NASDAQ and bulletin board securities.

o Our electronic commerce and internet investment banking activities are being expanded to cover:

   1. Engaging in merchant banking activities whereby we secure private placement or other funding for small but dynamically expanding electronic commerce entities, while investing in or receiving securities in these operations as well.

   2. Consulting with, and analyzing the needs of, clients involved in these newly developing fields so that we may advise them in acquiring other operations or expanding their domain sites or other activities to encompass related businesses, which utilize the same basic technology and skills. In this regard, we are helping finance and advise an electronic auction site, an internet service provider and similar enterprises.

o Strategic Alliances with Other Institutions - Since we view the securities industry and financial industries in general as involved in a vast expansionist phase - both horizontally by taking on a variety of banking, financial and securities products - and vertically by linking up European, Far Eastern and American firms - we intend to explore these possibilities for ourselves as well. We will do this so that:

   1. We are able to offer our retail and institutional clients a wider variety of products;

   2. We gain access to other products and overseas markets for our customers; and

   3. We are able to make available to overseas parties the ability to gain access to U.S. securities markets and financial products.

   In this way, we seek to add value for our shareholders, provide greater services for our clients, and participate in the product and global expansionist surge of securities and financial firms. The movement to greater communications resources and electronic commerce, through the Internet and otherwise, has accelerated these trends. We intend to participate, but only after carefully examining the risks and potential rewards involved so that we are not exposing ourselves to significantly greater financial risk in the implementation of our strategic plans. We also will move forward only if we are able to assure ourselves and our clients of being able to continue to provide at least the same personalized and professional servicing of their financial needs and accounts that we have historically provided to them.

Operations

   We do not hold client funds or securities and do not directly process back office operations. We clear most transactions for our institutional clients and all transactions for our own proprietary trading accounts, with Spear, Leeds & Kellogg, Inc., member of the New York Stock Exchange and other principal stock exchanges. We are planning to clear all transactions for our retail customers with Investec Ernst & Co. Inc. commencing on or before May 1, 2000. Our prior clearing firm has been Bear Stearns Securities Corp. All clearing activities are carried on a fully disclosed basis with our customers. These clearing services are furnished to us and our clients for a fee and include billing, custody of securities, credit review (including for margin accounts) and similar activities. However, if our customers do not pay or deliver securities for a trade or if they do not properly maintain their credit balances on "margin" accounts, and there is a loss for which we cannot collect from our customer, we are generally liable for such losses. We maintain our back office and compliance divisions to supervise our activities generally and to ensure financial and regulatory compliance with applicable rules.

Vendors

   We employ a multitude of third party vendors which supply us with information services and software, including stock quotations, stock trading charts, news and financial data. We have alternate sources for these services and, accordingly, do not consider ourselves dependent on any one or more of these suppliers.

Competition

   The securities industry is very competitive and, with technical innovation, is becoming even more so. Accordingly, we seek to compete, based upon our traditional strengths built up over a forty year period of time of:

o     quality
o     efficiency
o     price
o     reliability of our trading abilities
o     our reputation in the markets and with other market professionals
o     relationships with our institutional and retail clients
o     our skilled and experienced management team
o     research data

   We also utilize what we consider the best and most reliable of technological advances in order to compete and maintain the quality of services provided. We are competing with a galaxy of large and small brokerage firms which utilize both traditional methods and electronic commerce to transact their business.

   We encounter intense competition in all aspects of the securities business and compete directly with other securities firms, a significant number of which have substantially greater capital and other resources. Many of these competitors now offer a wider range of financial services although our strategy is to bridge this gap by broadening our product line. In addition to competition from firms currently in the securities business there has recently been increasing competition from other sources such as commercial banks and insurance companies offering financial services. We believe that the principal competitive factors in the securities industry are the quality and ability of professional personnel and relative prices of services and products offered. We and our competitors also directly solicit potential customers and furnish investment research publications to investors in an effort to hold and attract existing and potential clients.

Government Regulation

   The securities industry in the United States is subject to extensive regulation under both federal and state laws. We are registered as a broker/dealer with the SEC. Much of the regulation of broker/dealers has been delegated to self-regulated organizations, principally the NASD and national securities exchanges such as NASDAQ. These self-regulatory organizations adopt rules (subject to approval by the SEC) that govern the industry and conduct periodic examinations of our operations. Securities firms are also subject to regulation by state securities administrators in those states in which they conduct business.

   Regulatory bodies are charged with safeguarding the integrity of the securities and other financial markets and with protecting the interests of clients participating in those markets, but not with protecting the interests of our shareholders. Broker-dealers are subject to regulations covering all aspects of the securities business, including sales methods, trade practices among broker-dealers, use and safekeeping of clients' funds and securities, capital structure, record keeping and the conduct of directors, officers and employees.

Net Capital Requirements

   The SEC, NASD and various other regulatory agencies have rigid rules requiring the maintenance of specific levels of net capital by securities brokers, including the SEC's uniform net capital rule which we must comply with. Net capital is defined as assets minus liabilities plus other allowable credits and qualifying subordinated borrowings less mandatory deductions that result from excluding assets that are not readily convertible into cash and from valuing other assets, such as a firm's positions in securities, on a stringent basis. Among these deductions are adjustments in the market value of securities to reflect the possibility of a market decline prior to disposition.

   As of October 31, 1999, we were required to maintain minimum net capital, in accordance with SEC rules, of $1,000,000 and had total net capital of approximately $12,204,000 or approximately $11,204,000 in excess of our minimum net capital requirements.

   If we fail to maintain the required net capital we may be subject to suspension or revocation of registration by the SEC and suspension or expulsion by the NASD and other regulatory bodies. In addition, a change in the net capital rules, the imposition of new rules, a specific operating loss, or any unusually large charge against net capital could limit our operations that require the intensive use of capital and could limit our ability to expand our business. The net capital rules also could restrict our ability to withdraw capital, which could limit our ability to pay dividends, repay debt and repurchase shares of our outstanding stock.

Personnel

   As of March 1, 2000, we employ a total of approximately 200 full-time persons, whose primary roles are: 3 engaged in executive management, 5 accounting, 6 compliance, 22 back office personnel, 7 retail clerical, 53 retail representatives, 6 institutional/research, 10 investment banking, 74 trading and 13 bonds and fixed income. Our relations with our employees are generally good and we have no collective bargaining agreements with any labor unions.

   Our registered representatives are required to take examinations administered by the NASD and state authorities in order to be qualified to transact business. Our success will depend on our ability to hire and retain additional qualified trading, technical and financial personnel, who are generally in high demand.

   Our principal executive offices are located at Newport Tower, 525 Washington Boulevard, Jersey City, New Jersey, and our telephone number is 201-459-9500.

                              SELLING SHAREHOLDERS

   The shares being offered for resale by the selling shareholders were acquired by gift from Martin H. Meyerson, the Chairman and Chief Executive Officer of our company. We have agreed to keep the registration statement, of which this prospectus is a part, effective until the earlier of the date that all of such shares (i) have been sold pursuant to the registration statement and (ii) may be sold without registration. We agreed to pay the expenses of registering the shares under the Securities Act, including registration and filing fees, but not any commissions, underwriting commissions or similar charges relating to the sale of shares.

   The following table sets forth the name of each selling shareholder, the number of shares of common stock beneficially owned by such selling shareholder as of March 1, 2000 and the number of shares being offered by each selling shareholder. The shares being offered by this prospectus are being registered to permit public secondary trading, and the selling shareholders may offer all or part of the shares for resale from time to time. However, such selling shareholders are under no obligation to sell all or any portion of such shares nor are such selling shareholders obligated to sell any shares immediately under this prospectus. All information with respect to share ownership has been furnished to us by the selling shareholders. Because the selling shareholders may sell all or part of their shares, no estimates can be given as to the number of shares that will be held by any selling shareholder upon termination of any offering made hereby.

   As described in the notes to the table, voting and investment power with respect to certain of the shares is shared by certain of the named shareholders so that, technically and for purposes of the table, such shareholder is shown as beneficially owning the same shares as another shareholder; the total number of shares that is, in fact, owned by all these shareholders is the same 310,000 shares.

-------------------------------------------------------------------------------

                       Shares Beneficially                            Shares
Name of Selling        Owned Prior to the     Shares to be Sold in    Owned After the
Shareholder            Offering(1)            the Offering            Offering (1)(2)
---------------        -------------------    --------------------    ---------------

Jill E. Meyerson                   130,000           130,000          0

Douglas J. Meyerson                130,000           130,000          0

Samantha A. Meyerson,
Held Under Uniform
Gift to Minors Act,
Jeffrey E. Meyerson,
Trustee                             25,000            25,000          0

Zachary R. Meyerson,
Held Under Uniform
Gift to Minors Act,
Jeffrey E. Meyerson,
Trustee                             25,000            25,000          0



                                                     -------
                         Total to be sold:           310,000
                                                     -------

-------------
(1) Beneficial ownership is determined in accordance with Rule 13d-3 of the Exchange Act. The persons named in the table above have shared voting and investment power with respect to all shares of common stock shown as beneficially owned by them.

(2)    Assumes all shares offered hereby are sold in the Offering.

(3) Jeffrey E. Meyerson is the parent of each minor child and is an executive officer and director of M.H. Meyerson & Co., Inc.

                                 USE OF PROCEEDS

       We will not receive any proceeds from the sales of the shares of common stock. All of the shares of common stock being offered are beneficially owned by the selling shareholders named in this prospectus and the proceeds of sale will go to them.

                              PLAN OF DISTRIBUTION

       The shares may be sold or distributed from time to time by the selling shareholders or by pledgees, donees or transferees of, or successors in interest to, the selling shareholders, directly to one or more purchasers (including pledgees) or through brokers, dealers or underwriters who may act solely as agents or may acquire shares as principals, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at negotiated prices or at fixed prices, which may be changed. The distribution of the shares may be made in one or more of the following methods: (i) ordinary brokers transactions, which may include long or short sales, (ii) transactions involving cross or block trades or otherwise on the Nasdaq National Market, (iii) purchase by brokers, dealers or underwriters as principal and resale by such purchasers for their own accounts pursuant to this prospectus, (iv) "at the market" to or through market makers or into an existing market for the common stock, (v) in other ways not involving market makers or established trading markets, including direct sales to purchasers or sales effected through agents, (vi) through transactions in options, swaps or other derivatives (whether exchange listed or otherwise),or (vii) any combination of the foregoing, or by any other legally available means. In addition, the selling shareholders or their successors in interest may enter into hedging transactions with broker-dealers who may engage in short sales of shares of common stock in the course of hedging the positions they assume with the selling shareholders. The selling shareholders or their successors in interest may also enter into option or other transactions with broker-dealers that require that delivery by such broker-dealers of the shares, which shares may be resold thereafter pursuant to this prospectus.

       Brokers, dealers, underwriters or agents participating in the distribution of the shares may receive compensation in the form of discounts, concessions or commissions from the selling shareholders and/or the purchasers of shares for whom such broker-dealers may act as agent or to whom they may sell as principal, or both (which compensation as to a particular broker-dealer may be in excess of customary commissions). The selling shareholders and any broker-dealers acting in connection with the sale of the shares hereunder may be deemed to be underwriters within the meaning of section 2(11) of the Securities Act, and any commissions received by them and any profit realized by them on the resale of shares as principals may be deemed underwriting compensation under the Securities Act. Neither we nor any selling shareholder can presently estimate the amount of such compensation. We know of no existing arrangements between any selling shareholder and any other shareholder, broker, dealer, underwriter or agent relating to the sale or distribution of the shares. Furthermore, we may act as a broker-dealer for the selling shareholders in selling any of the shares offered by this prospectus.

       Each selling shareholder and any other persons participating in a distribution of securities will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including, without limitation, Regulation M, which may restrict certain activities of, and limit the timing of purchases and sales of securities by, selling shareholders and other persons participating in a distribution of securities. Furthermore, under Regulation M, persons engaged in a distribution of securities are prohibited from simultaneously engaging in market making and certain other activities with respect to such securities for a specified period of time prior to the commencement of such distributions subject to specified exceptions or exemptions. All of the foregoing may affect the marketability of the securities offered hereby.

       Any securities covered by this prospectus that qualify for sale pursuant to rule 144 under the Securities Act may be sold under that rule rather than pursuant to this prospectus.

       There can be no assurance that the selling shareholders will sell any or all of the shares of common stock offered by this prospectus.

                                  LEGAL MATTERS

       The validity of the shares of common stock being offered hereby will be passed upon for us by Hartman & Craven LLP, 460 Park Avenue, New York, New York 10022.

                                     EXPERTS

       The financial statements incorporated in this prospectus that are contained in our Annual Report on Form 10-K for the year ended January 31, 1999 have been audited by Vincent R. Vassallo, CPA, independent accountants, as indicated in their report with respect thereto, and are included herein in reliance upon the authority of said firm as experts in auditing and accounting in giving said report.

         ---------------------------------        -------------------------
         We have not authorized any dealer,       310,000 Shares
salesperson or any other person to give any
information or to represent anything not          M.H. MEYERSON & CO., INC.
contained in this prospectus. You must not
rely on any unauthorized information. This        Common Stock
prospectus does not offer to sell or buy any
shares in any jurisdiction where it is            -------------------------
unlawful.                                         PROSPECTUS
         ---------------------------------
                                                  -------------------------
                                                  March ___, 2000

                                                  -------------------------

------------------------------
TABLE OF CONTENTS

Available Information............................ 1
Incorporation of Certain Documents
    by Reference................................  1
Forward-Looking Statements......................  2
Risk Factors....................................  3
The Company.....................................  5
Selling Shareholders............................ 11
Use of Proceeds................................. 13
Plan of Distribution............................ 13
Legal Matters................................... 14
Experts......................................... 14

         ---------------------------------

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.



Securities and Exchange Commission Registration....    $   459.00

Printing...........................................        600.00*

Legal Fees.........................................      3,300.00*

Miscellaneous Expenses.............................        550.00*

                                      Total........     $4,909.00*
                                                        =========

----------
*Estimated.

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         The Business Corporation Act of the State of New Jersey contains provisions entitling directors and officers of the Company to indemnification from judgments, fines, amounts paid in settlement and reasonable expenses, including attorney's fees, as the result of an action or proceeding in which they may be involved by reason of being or having been a director or officer of the Company provided said officers or directors acted in good faith.

         Article EIGHTH of the Company's Amended and Restated Certificate of Incorporation, as amended, contains the following provision with respect to indemnification of Directors and Officers:

                  "EIGHTH: The Corporation shall indemnify its officers, directors, employees, and agents and former officers, directors, employees, and agents, and any other persons serving at the request of the Corporation as an officer, director, employee, or agent of another corporation, association, partnership, joint venture, trust or other enterprise, against expenses (including attorney's fees, judgments, fines, and amounts paid in settlement) incurred in connection with any pending or threatened action, suit or proceeding, whether civil, criminal, administrative or investigative, with respect to which such officer, director, employee or agent or other person is a party, or is threatened to be made a party, to the full extent permitted by the New Jersey Business Corporation Act. The indemnification provided herein
         (i) shall not be deemed exclusive of any other right to which any person seeking indemnification may be entitled under any by-law, agreement or vote of shareholders or disinterested directors or otherwise, both as to action in his or her official capacity, and (ii) shall inure to the benefit of the heirs, executors and the administrators of any such person. The Corporation shall have the power, but shall not be obligated, to purchase and maintain insurance on behalf of any person or persons enumerated above against any liability asserted against or incurred by them or any of them arising out of their status as corporate directors, officers, employees or agents whether or not the Corporation would have the power to indemnify them against such liability under the provision of this article."

         Article TENTH of the Company's Restated By-Laws contains the following provision with respect to indemnification of Directors and Officers:

                  "TENTH: The Corporation shall indemnify its officers, Directors, employees and agents to the fullest extent permitted by the General Corporation Law of New Jersey, as amended from time to time.

                  Any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative (whether or not by or in the right of the Corporation) by reason of the fact that he is or was a Director, officer, incorporator, employee, or agent of the Corporation, or is or was serving at the request of the Corporation as a Director, officer, incorporator, employee, partner, trustee, or agent of another corporation, partnership, joint venture, trust or other enterprise (including an employee benefit plan), shall be entitled to be indemnified by the Corporation to the full extent then permitted by law against expenses (including attorney's fees), judgments, fines (including excise taxes assessed on a person with respect to an employee benefit plan), and amounts paid in settlement incurred by him in connection with such action, suit, or proceeding. Such right of indemnification shall inure whether or not the claim asserted is based on matters which antedate the adoption of this
         Section 10.1. Such right of indemnification shall continue as to a person who has ceased to be a Director, officer, incorporator, employee, partner, trustee, or agent and shall inure to the benefit of the heirs and personal representatives of such a person. The indemnification provided by this Section 10.1 shall not be deemed exclusive of any other rights which may be provided now or in the future under any provision currently in effect or hereafter adopted of the By-Laws, by any agreement, by vote of shareholders, by resolution of disinterested Directors, by provision of law, or otherwise."

         The Company may enter into one or more agreements with any person which provide for indemnification greater or different than that provided in Article EIGHTH. In addition, the Company maintains directors' and officers' reimbursement and liability insurance pursuant to standard form policies. The risks covered by such policies include certain liabilities under the securities laws.

ITEM 16. EXHIBITS.

EXHIBIT NO.
--------------

         4.1 Amended and Restated Certificate of Incorporation of the Company, as amended.*

         4.2      Restated By-laws of the Company.*

         5 Opinion of Hartman & Craven LLP with respect to the legality of the securities being registered hereby.

         23.1     Consent of Vincent R. Vassallo, CPA.

         23.2 The consent of Hartman & Craven LLP is contained in its opinion filed as Exhibit 5 to this registration statement.

--------------
* Incorporated by reference from the Company's Registration Statement on Form S-3 (Reg. No. 333-80363).

ITEM 17. UNDERTAKINGS.

    (a) The undersigned registrant hereby undertakes:

       (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

         (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

         (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

         (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(l)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to
Section 13 or Section l5(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

    (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    (4) For purposes of determining any liability under the Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(b) under the Act shall be deemed to be part of this registration statement as of the time it was declared effective.

    (5) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Jersey City, New Jersey on March 23, 2000.

                                  M.H. MEYERSON & CO., INC.


                                  By:  /s/ Michael Silvestri
                                       ---------------------
                                           Michael Silvestri
                                           President and Chief Operating Officer

         Each person whose signature appears below constitutes and appoints Martin H. Meyerson and Michael Silvestri, and each of them, his true and lawful attorney-in-fact and agent, acting alone, with full powers of substitution and resubstitution, for his or her and in his or her name, place and stead, in any and all capacities, this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, acting alone, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:


Signatures                     Title                              Date
----------                     -----                              ----

                               Chairman, Chief Executive
                               Officer, Chief Financial
                               Officer and Director (Principal
/s/ Martin H. Meyerson         Executive Officer and Principal
------------------------       Financial Officer)                 March 23, 2000
Martin H. Meyerson


                               President, Chief Operating
/s/ Michael Silvestri          Officer and Director               March 23, 2000
------------------------
Michael Silvestri


/s/ Kenneth J. Koock           Vice Chairman and Director         March 23, 2000
------------------------
Kenneth J. Koock


                               Vice President, Foreign Trading,
/s/ Jeffrey E. Meyerson        and Director                       March 23, 2000
------------------------
Jeffrey E. Meyerson


/s/ Eugene M. Whitehouse       Senior Vice President,Controller,  March 23, 2000
------------------------       Secretary, Treasurer and Director
Eugene M. Whitehouse           (Principal Accounting Officer)

                               Director                           March __, 2000
------------------------
Bertram Siegel, Esq.


                               Director                           March __, 2000
------------------------
Martin Leventhal, CPA


                               Director                           March __, 2000
------------------------
Alfred T. Duncan

                                  EXHIBIT INDEX

EXHIBIT NO.        DESCRIPTION


      5 Opinion of Hartman & Craven LLP with respect to the legality of the securities being registered hereby.

      23.1  Consent of Vincent R. Vassallo, CPA.

      23.2 The consent of Hartman & Craven LLP is contained in its opinion filed as Exhibit 5 to this registration statement.